Exhibit 99.2
TABLE OF CONTENTS FOR HISTORICAL
FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
ACCO World Corporation:
      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, cash flows and stockholders’ equity present fairly, in all material respects, the financial position of ACCO World Corporation and Subsidiaries at December 27, 2004, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      As described in note 1A, the consolidated financial statements at December 27, 2004, 2003 and 2002 and for the years then ended have been restated.
PricewaterhouseCoopers LLP
Chicago, Illinois
April 29, 2005, except for notes 13 and 16
for which the date is September 30, 2005 and note 1A for which the date is February 13, 2006

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Consolidated Balance Sheets
December 27, 2004, 2003 and 2002

	2004	2003	2002

(in millions of dollars)	Restated	Restated	Restated
Assets
Current assets
Cash and cash equivalents	$79.8	$60.5	$43.3
Accounts receivable less allowances for discounts, doubtful accounts and returns; $18.5, $19.3 and $24.4 for 2004, 2003 and 2002	320.1	258.2	249.4
Inventories, net
Raw materials and supplies	24.7	25.7	26.2
Work in process	5.8	7.4	8.1
Finished products	142.0	123.1	101.8

	172.5	156.2	136.1
Deferred income taxes	11.0	8.3	9.6
Other current assets	19.9	21.4	19.5

Total current assets	603.3	504.6	457.9
Property, plant and equipment
Land and improvements	13.2	14.4	20.5
Buildings and improvements to leaseholds	117.8	132.7	135.6
Machinery and equipment	346.5	399.5	398.6
Construction in progress	15.0	4.4	4.7

	492.5	551.0	559.4
Less accumulated depreciation	334.8	381.0	364.1

Property, plant and equipment, net	157.7	170.0	195.3
Intangibles resulting from business acquisitions, net of accumulated amortization; $63.3, $61.0 and $59.6 for 2004, 2003 and 2002	117.6	117.3	128.8
Property, plant and equipment held for sale	—	7.0	13.9
Prepaid pension expense	87.1	60.1	40.0
Other assets	3.9	6.9	6.8

Total assets	$969.6	$865.9	$842.7

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable to banks	$0.1	$2.8	$4.3
Current portion of long-term debt	—	—	0.4
Accounts payable	120.6	96.4	87.2
Accrued income taxes due to Parent	19.6	9.1	0.2
Accrued customer programs	81.6	54.8	62.1
Accrued compensation, restructuring and other liabilities	108.2	105.2	97.1

Total current liabilities	330.1	268.3	251.3
Postretirement and other liabilities	42.9	87.8	80.6
Deferred income taxes	30.5	26.2	31.0

Total liabilities	403.5	382.3	362.9
Stockholders’ equity
Common stock, par value $1 per share and 53,476 shares authorized, issued and outstanding at December 27, 2004, 2003 and 2002	0.1	0.1	0.1
Parent company investment	(278.3)	(232.7)	(174.7)
Paid-in capital	1,835.1	1,832.6	1,829.8
Accumulated other comprehensive income (loss)	15.9	(41.2)	(73.5)
Accumulated deficit	(1,006.7)	(1,075.2)	(1,101.9)

Total stockholders’ equity	566.1	483.6	479.8

Total liabilities and stockholders’ equity	$969.6	$865.9	$842.7

See notes to consolidated financial statements.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Consolidated Statements of Income
Years Ended December 27, 2004, 2003 and 2002

			Restated

	2004	2003	2002
(in millions of dollars, except per share data)
Net sales	$1,175.7	$1,101.9	$1,105.4

Cost of products sold	714.3	686.8	698.9
Advertising, selling, general and administrative expenses	347.8	337.8	351.5
Amortization of intangibles	1.3	1.7	2.1
Write-down of intangibles	—	12.0	—
Restructuring charges	19.4	17.3	34.3
Interest expense, including allocation from Parent	8.5	8.0	12.3
Other (income) expense, net	(5.2)	(1.6)	0.8

Income before income taxes	89.6	39.9	5.5
Income taxes	21.1	13.2	4.0

Net income	$68.5	$26.7	$1.5

Basic earnings per common share	$1.96	$0.76	$0.04

Unaudited pro forma earnings per share (see Note 15)
Basic	$1.29

Diluted	$1.28

See notes to consolidated financial statements.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Consolidated Statements of Cash Flows
Years Ended December 27, 2004, 2003 and 2002

	2004	2003	2002

(in millions of dollars)	Restated	Restated	Restated
Operating activities
Net income	$68.5	$26.7	$1.5
Write-down of intangibles	—	12.0	—
Restructuring non-cash charges	6.4	9.7	12.1
Loss on disposal of fixed assets	1.5	9.2	0.1
Depreciation	28.2	33.3	37.0
Amortization	1.3	1.7	2.1
Decrease in deferred income taxes	(15.3)	(3.7)	(0.7)
(Increase) decrease in accounts receivable	(51.1)	6.7	7.1
(Increase) decrease in inventories	(9.6)	(10.6)	38.2
Increase (decrease) in accounts payable, accrued expense and other liabilities	35.8	(11.6)	16.2
Increase in accrued taxes	14.8	9.7	26.5
Other operating activities, net	(15.6)	(15.4)	28.1

Net cash provided from operating activities	64.9	67.7	168.2
Investing activities
Additions to property, plant and equipment	(27.6)	(16.3)	(22.0)
Proceeds from the disposition of property, plant and equipment	21.5	14.6	4.8

Net cash used by investing activities	(6.1)	(1.7)	(17.2)
Financing activities
Decrease in parent company investment	(43.8)	(55.3)	(134.6)
Repayments on long-term debt	—	(0.4)	(0.9)
Repayments of short-term debt	(2.7)	(1.6)	—
Borrowings of short-term debt	—	—	0.5

Net cash used by financing activities	(46.5)	(57.3)	(135.0)
Effect of foreign exchange rate changes on cash	7.0	8.5	2.4

Net increase in cash and cash equivalents	19.3	17.2	18.4
Cash and cash equivalents
Beginning of year	60.5	43.3	24.9

End of year	$79.8	$60.5	$43.3

Cash paid during the year for
Interest	$0.3	$0.4	$0.5

Income taxes	$16.9	$14.1	$11.4

See notes to consolidated financial statements.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Consolidated Statements of Stockholders’ Equity
Years Ended December 27, 2004, 2003 and 2002

	Restated

				Accumulated
		Parent		Other	Accumulated
	Common	Company	Paid-in	Comprehensive	Earnings
	Stock	Investment	Capital	Income (Loss)	Deficit	Total
(in millions of dollars)
Balance at December 27, 2001, as previously reported	$0.1	$(42.7)	$1,826.9	$(55.7)	$(1,064.2)	$664.4
Effect of error correction	—	(0.7)	—	—	(39.2)	(39.9)

Balance at December 27, 2001, as restated	0.1	(43.4)	1,826.9	(55.7)	(1,103.4)	624.5
Comprehensive income
Net income	—	—	—	—	1.5	1.5
Minimum pension liability adjustment	—	—	—	(29.8)	—	(29.8)
Changes in currency translation adjustment and other	—	—	0.4	12.0	—	12.4

Total comprehensive income (loss)	—	—	0.4	(17.8)	1.5	(15.9)
Net transfers to Parent	—	(131.3)	—	—	—	(131.3)
Tax benefit from stock options	—	—	2.5	—	—	2.5

Balance at December 27, 2002	0.1	(174.7)	1,829.8	(73.5)	(1,101.9)	479.8
Comprehensive income
Net income	—	—	—	—	26.7	26.7
Minimum pension liability adjustment	—	—	—	(3.0)	—	(3.0)
Changes in currency translation adjustment	—	—	—	35.3	—	35.3

Total comprehensive income	—	—	—	32.3	26.7	59.0
Net transfers to Parent	—	(58.0)	—	—	—	(58.0)
Tax benefit from stock options	—	—	2.8	—	—	2.8

Balance at December 27, 2003	0.1	(232.7)	1,832.6	(41.2)	(1,075.2)	483.6
Comprehensive income
Net income	—	—	—	—	68.5	68.5
Minimum pension liability adjustment	—	—	—	32.8	—	32.8
Changes in currency translation adjustment	—	—	—	24.3	—	24.3

Total comprehensive income (loss)	—	—	—	57.1	68.5	125.6
Net transfers to Parent	—	(45.6)	(0.4)	—	—	(46.0)
Tax benefit from stock options	—	—	2.9	—	—	2.9

Balance at December 27, 2004	$0.1	$(278.3)	$1,835.1	$15.9	$(1,006.7)	$566.1

See notes to consolidated financial statements.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements
December 27, 2004, 2003 and 2002

1. Significant Accounting Policies
Nature of Business
      ACCO Brands Corporation (the “Company”) is a majority-owned subsidiary of Fortune Brands, Inc. (the “Parent”). The minority interest owner owns 1,000 shares of the Company’s common stock, representing approximately 1.9%. The Company is primarily involved in the manufacturing, marketing and distribution of office products — including paper fastening, document management, computer accessories, time management, presentation and other office products — selling primarily to large resellers. The Company’s subsidiaries operate principally in the United States, the United Kingdom, Canada and Australia.
      Certain reclassifications have been made in the prior year’s financial statements to conform with the current year presentation.
Basis of Presentation
      The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated. The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, sales and expenses for the reporting periods. Actual results for future periods could differ from those estimates. The Company’s fiscal year end is December 27th, while interim reporting periods end on the 25th of the month. Operations, principally in Europe and Australia, representing approximately 39.3%, 36.5% and 32.8% of consolidated net sales for the years ended December 27, 2004, 2003 and 2002, respectively, are included in the consolidated financial statements on the basis of fiscal years ending November 30 in order to facilitate timely consolidation.
Cash and Cash Equivalents
      Highly liquid investments with an original maturity of three months or less are included in cash and cash equivalents.
Allowances for Doubtful Accounts
      Trade receivables are stated net of discounts, allowances for doubtful accounts and allowance for returns. The allowances represent estimated uncollectible receivables associated with potential customer non-payment on contractual obligations, usually due to customers’ potential insolvency. The allowances include amounts for certain customers where a risk of non-payment has been specifically identified. In addition, the allowances include a provision for customer non-payment on a general formula basis when it is determined the risk of some non-payment is probable and estimatable, but cannot yet be associated with specific customers. The assessment of the likelihood of customer non-payment is based on various factors, including the length of time the receivables are past due, historical experience and existing economic conditions.
Inventories
      Inventories are priced at the lower of cost (first-in, first-out) or market. Inventory costs include labor, material and overhead. Inventory balances are net of valuation reserves.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

Property, Plant and Equipment
      Property, plant and equipment are carried at cost. Depreciation is provided, principally on a straight-line basis, over the estimated useful lives of the assets. Gains or losses resulting from dispositions are included in income. Betterments and renewals which improve and extend the life of an asset are capitalized; maintenance and repair costs are expensed. Purchased computer software, as well as internally-developed software, is capitalized and amortized over the software’s useful life. The following table shows estimated useful lives of property, plant and equipment:

Buildings	40 to 50 years
Leasehold improvements	1 to 10 years
Machinery, equipment and furniture	3 to 10 years
Computer hardware and software	3 to 7 years
Automobiles	2 to 4 years
Long-Lived Assets
      In accordance with Statement of Financial Accounting Standards No. 144 (SFAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets,” a long-lived asset or asset group is tested for recoverability wherever events or changes in circumstances indicate that its carrying amounts may not be recoverable. When such events occur, the Company compares the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group to the carrying amount of a long-lived asset or asset group. If this comparison indicates that there is an impairment, the amount of the impairment is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company’s weighted average cost of capital, which represents the blended after-tax costs of debt and equity.
Intangibles
      In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), indefinite-lived intangibles are tested for impairment on an annual basis and under certain circumstances, written down where impaired, rather than amortized as previous standards required. In addition, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Certain of the Company’s trade names have been assigned an indefinite life as it was deemed that these trade names are currently anticipated to contribute cash flows to the Company indefinitely. Indefinite-lived intangible assets will not be amortized, but are required to be evaluated at each reporting period to determine whether the indefinite useful life is appropriate.
      The Company reviews indefinite lived intangibles for impairment annually, and whenever market or business events indicate there may be a potential impact on that intangible. The Company considers the implications of both external (e.g., market growth, pricing, competition, and technology) and internal factors (e.g., product costs, margins, support expenses, capital investment) and their potential impact on cash flows for each business in both the near and long term, as well as their impact on any identifiable intangible asset associated with the business. Based on recent business results, consideration of significant external and internal factors, and the resulting business projections, indefinite lived intangible assets are reviewed to determine whether they are likely to remain indefinite lived, or whether a finite life is more appropriate. In addition, based on events in the period and future expectations, the Company considers whether the potential for impairment exists as required by FAS 142.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      In conjunction with the Company’s ongoing review of the carrying value of our identifiable intangibles as prescribed by SFAS 142, the Company recorded a non-cash write-off of identifiable intangibles, primarily trademarks, of $12.0 million, $8.0 million after tax, in June 2003. The write-off recognized the diminished fair values of selected identifiable intangibles resulting from the repositioning of the Boone and Hetzel business.
      The Company’s purchased intangible assets are comprised of indefinite-lived and definite-lived trade names carried at cost less accumulated amortization. The gross carrying value of the company’s indefinite-lived assets was $96.8 million as of December 27, 2004, 2003 and 2002. Definite-lived trade names are amortized over their estimated useful lives, either 15 or 30 years, based on assessment of a number of factors that may impact useful life. The gross carrying value and accumulated amortization of the Company’s amortizable intangible assets were $39.6 million and $18.8 million, $37.0 million and $16.5 million, $47.0 million and $15.1 million, respectively, as of December 27, 2004, 2003 and 2002, respectively. The Company’s intangible amortization was $1.3 million, $1.7 million and $2.1 million for the years ended December 27, 2004, 2003 and 2002, respectively. Estimated 2005 through 2009 intangible amortization is $1.7 million per year.
Warranty Reserves
      The Company offers its customers various warranty terms based on the type of product that is sold. Warranty expense is generally recorded at the time of sale.

	2004	2003	2002
(in millions of dollars)
Reserve balance at the beginning of the year	$(1.2)	$(0.7)	$(0.9)
Provision for warranties issued	(3.4)	(1.6)	(1.7)
Settlements made (in cash or in kind)	1.9	1.1	1.9

Reserve balance at the end of year	$(2.7)	$(1.2)	$(0.7)

Employee Benefit Plans
      The Company and its subsidiaries provide a range of benefits to their employees and retired employees, including pension, postretirement, postemployment and health care benefits. The Company records annual amounts relating to these plans based on calculations specified by GAAP, which include various actuarial assumptions, including discount rates, assumed rates of return, compensation increases, turnover rates and health care cost trend rates. The Company reviews its actuarial assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is deemed appropriate to do so. As required by GAAP, the effect of the modifications are generally recorded or amortized over future periods. The Company believes that the assumptions utilized in recording its obligations under its plans, which are presented in Note 2 to the consolidated financial statements, are reasonable based on its experience and on input from its actuaries. The Company will continue to monitor these assumptions as market conditions warrant.
Income Taxes
      In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” deferred tax liabilities or assets are established for temporary differences between financial and tax reporting bases and are subsequently adjusted to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Deferred income taxes are not provided on undistributed earnings of foreign subsidiaries, aggregating approximately $208.0 million at December 27, 2004, as such earnings are expected to be permanently reinvested in these companies.
Parent Company Investment
      Certain services were provided to the Company by the Parent. Executive compensation and consulting expenses which were paid by the Parent on behalf of the Company have been allocated based on actual direct costs incurred. Where specific identification of expenses was not practicable, the cost of such services was allocated based on the most relevant allocation method to the service provided. Costs for the most significant of these services, legal and internal audit, were allocated to the Company based on the relative percentage of net sales and total assets, respectively, of the Company to the Parent. The cost of all other services have been allocated to the Company based on the most relevant allocation method to the service provided, either net sales of the Company as a percentage of net sales of the Parent, total assets of the Company as a percentage of total assets of the Parent, or headcount of the Company as a percentage of headcount of the Parent. Total expenses allocated to the Company were $13.0 million, $10.3 million and $7.8 million in 2004, 2003 and 2002, respectively.
      In addition, interest expense associated with the Parent’s outstanding debt has been allocated to the Company based upon average net assets of the Company as a percentage of average net assets plus average consolidated debt not attributable to other operations of the Parent. The Company believes this method of allocating interest expense produces reasonable results because average net assets is a significant factor in determining the amount of parent company borrowings. No debt has been allocated by the Parent to the Company’s balance sheet. Total interest expense allocated to the Company was $10.4 million, $9.5 million and $13.2 million in 2004, 2003 and 2002, respectively.
Revenue Recognition
      The Company recognizes revenues from product sales when earned, net of applicable provisions for discounts, returns and allowances, as defined by GAAP and in accordance with SEC Bulletins No. 101 and No. 104. For product sales, revenue is not recognized until title and risk of loss have transferred to the customer, generally upon shipment. The Company provides its estimates of potential doubtful accounts at the time of revenue recognition.
Net Sales
      Shipping and handling costs billed to customers are included in net sales. Costs incurred for shipping and handling are classified in “advertising, selling, general and administrative expenses.” Shipping and handling costs included in “advertising, selling, general and administrative expenses” were $50.2 million, $47.4 million and $45.1 million as of December 27, 2004, 2003 and 2002, respectively.
Customer Program Costs
      The Company generally recognizes customer program costs as a deduction to “gross sales” at the time the time that the associated revenue is recognized. Certain customer incentives that do not directly relate to future revenues are expensed when initiated. Customer program costs include, but are not limited to, sales rebates which are generally tied to achievement of certain sales volume levels, in-store promotional allowances, shared media and customer catalog allowances and other cooperative advertising arrangements, and freight allowance programs. In addition, incentives to the Company’s end consumer, such as mail-in rebates and coupons, are also reported as sales deductions.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      In addition, “accrued customer programs” principally include, but are not limited to, sales volume rebates, promotional allowances, shares media and customer catalog allowances and other cooperative advertising arrangements, and freight allowances as discussed above.
Advertising Costs
      Advertising costs amounted to $81.5 million, $74.8 million and $85.2 million for the years ended December 27, 2004, 2003 and 2002, respectively. These costs include, but are not limited to, cooperative advertising and promotional allowances as described in “Customer Program Costs” above, and are principally expensed as incurred.
      The Company capitalizes certain direct-response advertising costs which are primarily from catalogs and reminder mailings sent to customers. Such costs are generally amortized in proportion to when related revenues are recognized, usually no longer than three months. In addition, direct response advertising includes mailings to acquire new customers, and this cost is amortized over the periods that benefits are realized. Direct response advertising amortization of $6.9 million, $7.3 million and $16.5 million was recorded in the years ended December 27, 2004, 2003 and 2002, respectively, and is included in the above amounts.
      At December 27, 2004, 2003 and 2002 there were $0.5 million, $0.4 million and $1.0 million, respectively, of unamortized direct response advertising costs included in other current assets.
Research and Development
      Research and development expenses, which amounted to $8.1 million, $8.3 million and $9.5 million for the years ended December 27, 2004, 2003 and 2002, respectively, are charged to expense as incurred.
Stock-Based Compensation
      The Company applies Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its stock options. Accordingly, no compensation expense has been recognized for the stock option plans. Statement of Financial Accounting Standards No. 148 (SFAS 148), “Accounting for Stock-Based Compensation — Transition and Disclosure,” requires disclosure of pro forma net income and pro forma earnings per share amounts as if compensation expense was recognized.
      Pursuant to SFAS 148, the Company, for purposes of its pro forma disclosure in Note 8, determined its compensation expense in accordance with the Black-Scholes option-pricing model fair value method.
Foreign Currency Translation
      Foreign currency balance sheet accounts are translated into U.S. dollars at the rates of exchange at the balance sheet date. Income and expenses are translated at the average rates of exchange in effect during the year. The related translation adjustments are made directly to a separate component of the Accumulated Other Comprehensive Income (Loss) (OCI) caption in stockholder’s equity. Some transactions are made in currencies different from an entity’s functional currency. Gain and losses on these foreign currency transactions are generally included in income as they occur.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

Derivative Financial Instruments
      The Company records all derivative instruments in accordance with Statement of Financial Accounting Standards No. 133 (SFAS 133), “Accounting for Derivative Instruments and Hedging Activities” and its related amendment Statement of Financial Accounting Standards No. 138 (SFAS 138), “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets or liabilities on the balance sheet and the measurement of those instruments at fair value. If the derivative is designated as a fair value hedge and is effective, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings in the same period. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings.
      Derivative gains or losses included in OCI are realized into earnings at the time the forecasted revenue or expense is recognized. The Company has experienced no material gains or losses on hedging activities.
Foreign Currency Risk
      Certain forecasted transactions, assets and liabilities are exposed to foreign currency risk. The Company continually monitors its foreign currency exposures in order to maximize the overall effectiveness of its foreign currency hedge positions. Principal currencies hedged include the U.S. dollar and Pound sterling.
Concentration of Credit Risk
      Sales to the Company’s four largest customers were $436.0 million, $433.0 million and $421.4 million for the years ended December 27, 2004, 2003 and 2002, respectively. Trade receivables from these customers were $157.7 million, $118.1 million and $100.6 million at December 27, 2004, 2003 and 2002, respectively.
      Office Depot sales were $215.8 million, $213.1 million and $196.8 million for the years ended December 27, 2004, 2003 and 2002, respectively, which represented more than 10% of the total sales.
Recent Accounting Pronouncements
      In May 2004, the FASB issued FASB Staff Position No. 106-2 (FSP 106-2), “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2004 (the “Medicare Prescription Act”).” FSP 106-2 provides guidance on the accounting for, and disclosure of, the effects of the Medicare Prescription Act enacted in December 2003. The Medicare Prescription Act will provide a prescription drug benefit under Medicare Part D, as well as provide a federal subsidy to employers that provide a program for prescription drug benefit that is at least actuarially equivalent to Medicare Part D.
      The Company adopted FSP 106-2 prospectively in the third quarter of 2004. Several of the postretirement plans qualify for the federal subsidy; however, the adoption of FSP 106-2 did not have a material impact on the results of operations. The subsidy, which will result in lower future expense, reduced the Company’s accumulated postretirement benefit obligation by an insignificant amount.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      In December 2004, the FASB issued FASB Staff Position No. 109-2 (FSP 109-2), “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 (the Act).” The Act provides for a special one-time dividend received deduction on the repatriation of foreign earnings. As a result of FSP 109-2, the Company recorded an income tax expense of $1.2 million in 2004.
      In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), “Share-Based Payment.” FAS 123R replaces FAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” FAS 123R requires compensation expense, measured over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the “modified prospective” transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost for new and modified awards over the related vesting period of such awards prospectively and record compensation cost prospectively for the unvested portion, at the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on the results and financial position.
      In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, “Inventory Costs” (Statement 151). The provisions of this Statement become effective for the Company in fiscal 2006. This Statement amends the existing guidance on the recognition of inventory costs to clarify the accounting for abnormal amounts of idle expense, freight, handling costs, and wasted material (spoilage). Existing rules indicate that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. Statement 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal.” In addition, Statement 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The impact of the Statement on the valuation of inventory and operating results is currently being evaluated by the Company.
      In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities.” The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. Prior to FIN 46, companies generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 was effective for newly created variable interest entities as of January 31, 2003 and was effective for existing variable interest entities as of October 1, 2003. The adoption of FIN 46 did not have an impact on the Company’s results or financial position.
      In December 2003, the FASB issued Interpretation 46 (46R) to clarify some of the provision of FASB Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” and to exempt certain entities from its requirements. Special effective dates apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of 46R. Otherwise, application of 46R or FIN 46 was required in financial statements of public entities that have interests in structures that are special-purpose entities for periods ending after December 15, 2003. Both 46R and FIN 46 did not have an impact on the Company’s results or financial position.
      In November 2003, the FASB issued Staff Position No. FAS 150-3 (FSP 150-3), “Effective Date, Disclosure, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interest under FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.”

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

FSP 150-3 defers the effective date for certain mandatorily redeemable noncontrolling interest indefinitely pending further FASB action. The adoption of SFAS 150 did not have an impact on the Company’s results or financial position.
1A. Restatement of Previously Issued Consolidated Financial Statements
      The company has restated its previously issued financial statements for 2002 through 2004 to correct certain errors which arose from 1) the failure to properly record, in its initial adoption of SFAS No. 109, certain deferred income tax assets and liabilities related to intangible assets acquired before 1993, 2) incomplete reconciliations which resulted in errors in income tax and other related balance sheet accounts and 3) an error to the 2002 income tax provision, specifically the failure to provide valuation allowances against certain deferred tax assets established as a result of asset impairments. The error to the 2002 income tax provision of $2.7 million affected income tax expense and net income ($.08 per common share) for the year ended December 27, 2002. As a result of the restatement, stockholders’ equity decreased approximately $51 million, $50 million and $49 million as of December 27, 2004, 2003 and 2002, respectively, with offsetting increases to income taxes payable and net deferred tax liabilities. The restatement does not impact either of the consolidated statements of income for the years ended December 27, 2004 or 2003, nor did it impact net cash flow for any of the three years provided.
      The following is a summary of the impact of the restatement on the previously filed financial statements at December 27, 2004, 2003 and 2002. Notes 4, 8, 12, 13 and 16 to these consolidated financial statements were also affected by the restatement.
Consolidated Balance Sheets at December 27, 2004, 2003 and 2002

	December 27, 2004		December 27, 2003		December 27, 2002

	As previously	As	As previously		As previously
	reported	restated	reported	As restated	reported	As restated
(in millions, except shares)
Assets
Current assets
Cash and equivalents	$79.8	$79.8	$60.5	$60.5	$43.3	$43.3
Accounts and other current receivables	320.1	320.1	258.2	258.2	249.4	249.4
Inventories, net	172.5	172.5	156.2	156.2	136.1	136.1
Deferred income taxes	4.2	11.0	3.9	8.3	6.5	9.6
Other current assets	19.9	19.9	21.4	21.4	21.5	19.5

Total current assets	596.5	603.3	500.2	504.6	456.8	457.9
Property, plant and equipment, net	157.7	157.7	170.0	170.0	195.3	195.3
Deferred income taxes	21.7	—	25.2	—	18.9	—
Intangible assets	117.6	117.6	117.3	117.3	128.8	128.8
Other assets	91.0	91.0	74.0	74.0	60.7	60.7

Total assets	984.5	969.6	886.7	865.9	860.5	842.7

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

	December 27, 2004		December 27, 2003		December 27, 2002

	As previously		As previously		As previously
	reported	As restated	reported	As restated	reported	As restated
(in millions, except shares)
Liabilities
Current liabilities
Notes payable to banks	$0.1	$0.1	$2.8	$2.8	$4.3	$4.3
Current maturities of long-term debt and lease obligations	—	—	—	—	0.4	0.4
Accounts payable and accrued liabilities	310.4	310.4	256.4	256.4	246.4	246.4
Income taxes payable	14.3	19.6	6.6	9.1	—	0.2

Total current liabilities	324.8	330.1	265.8	268.3	251.1	251.3
Deferred income taxes	—	30.5	—	26.2	—	31.0
Other long-term liabilities	42.9	42.9	87.8	87.8	80.6	80.6

Total liabilities	367.7	403.5	353.6	382.3	331.7	362.9
Stockholders’ equity
Common stock, $1 par value	0.1	0.1	0.1	0.1	0.1	0.1
Paid in capital	1,835.1	1,835.1	1,832.6	1,832.6	1,829.8	1,829.8
Parent company investment	(269.5)	(278.3)	(225.1)	(232.7)	(167.6)	(174.7)
Accumulated other comprehensive loss	15.9	15.9	(41.2)	(41.2)	(73.5)	(73.5)
Accumulated deficit	(964.8)	(1,006.7)	(1,033.3)	(1,075.2)	(1,060.0)	(1,101.9)

Total stockholders’ equity	616.8	566.1	533.1	483.6	528.8	479.8

Total liabilities and stockholders’ equity	$984.5	$969.6	$886.7	$865.9	$860.5	$842.7

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

Consolidated Income Statement for the year ended December 27, 2002

	December 27, 2002

	As previously	As
	reported	restated
(in millions)
Net sales	$1,105.4	$1,105.4

Cost of products sold	698.9	698.9
Advertising, selling, general and administrative expenses	351.5	351.5
Amortization of intangibles	2.1	2.1
Write-down of intangibles	—	—
Restructuring charges	34.3	34.3
Interest expense, including allocation from Parent	12.3	12.3
Other (income) expense, net	0.8	0.8

Income before income taxes	5.5	5.5
Income taxes	1.3	4.0

Net income	$4.2	$1.5

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

Condensed Consolidated Statements of Cash Flows at December 27, 2004, 2003 and 2002

	December 27, 2004		December 27, 2003		December 27, 2002

	As previously	As	As previously	As	As previously	As
	reported	restated	reported	restated	reported	restated
(in millions)
Operating activities
Net income	$68.5	$68.5	$26.7	$26.7	$4.2	$1.5
Write-down of intangibles	—	—	12.0	12.0	—	—
Restructuring non-cash charges	6.4	6.4	9.7	9.7	12.1	12.1
Loss on disposal of fixed assets	1.5	1.5	9.2	9.2	0.1	0.1
Depreciation	28.2	28.2	33.3	33.3	37.0	37.0
Amortization	1.3	1.3	1.7	1.7	2.1	2.1
Decrease in deferred income taxes	(13.7)	(15.3)	(3.9)	(3.7)	(9.7)	(0.7)
(Increase) decrease in accounts receivable	(51.1)	(51.1)	6.7	6.7	7.1	7.1
(Increase) decrease in inventories	(9.6)	(9.6)	(10.6)	(10.6)	38.2	38.2
Increase (decrease) in accounts payable, accrued expense and other liabilities	35.8	35.8	(11.6)	(11.6)	16.2	16.2
Increase in accrued taxes	12.0	14.8	9.4	9.7	26.5	26.5
Other operating activities, net	(15.6)	(15.6)	(15.4)	(15.4)	28.1	28.1

Net cash provided from operating activities	63.7	64.9	67.2	67.7	161.9	168.2
Investing activities
Additions to property, plant and equipment	(27.6)	(27.6)	(16.3)	(16.3)	(22.0)	(22.0)
Proceeds from the disposition of property, plant and equipment	21.5	21.5	14.6	14.6	4.8	4.8

Net cash used by investing activities	(6.1)	(6.1)	(1.7)	(1.7)	(17.2)	(17.2)
Financing activities
Decrease in parent company investment	(42.6)	(43.8)	(54.8)	(55.3)	(128.3)	(134.6)
Repayment on long-term debt	—	—	(0.4)	(0.4)	(0.9)	(0.9)
Repayment on short-term debt	(2.7)	(2.7)	(1.6)	(1.6)	—	—
Borrowings of short-term debt	—	—	—	—	0.5	0.5

Net cash used by financing activities	(45.3)	(46.5)	(56.8)	(57.3)	(128.7)	(135.0)
Effect of foreign exchange rate changes on cash	7.0	7.0	8.5	8.5	2.4	2.4

Net increase in cash and cash equivalents	19.3	19.3	17.2	17.2	18.4	18.4
Cash and cash equivalents
Beginning of year	60.5	60.5	43.3	43.3	24.9	24.9

End of year	$79.8	$79.8	$60.5	$60.5	$43.3	$43.3

Cash paid during the year for
Interest	$0.3	$0.3	$0.4	$0.4	$0.5	$0.5

Income taxes	$16.9	$16.9	$14.1	$14.1	$11.4	$11.4

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

2. Pension and Other Retiree Benefits
      The Company has a number of pension plans, principally in the United States and United Kingdom, covering substantially all employees. The plans provide for payment of retirement benefits, mainly commencing between the ages of 60 and 65, and also for payment of certain disability and severance benefits. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the plans are generally determined on the basis of an employee’s length of service and earnings. Annual contributions to the plans are made as necessary to ensure legal funding requirements are satisfied.
      The Company provides postretirement health care and life insurance benefits to certain employees and retirees in the United States and certain employee groups outside the United States. Many employees and retirees outside the United States are covered by government health care programs.

	Pension Benefits			Postretirement Benefits

	2004	2003	2002	2004	2003	2002
(in millions of dollars)
Change in projected benefit obligation (PBO)
Projected benefit obligation at beginning of year	$294.0	$244.3	$217.5	$10.8	$12.6	$10.8
Service cost	7.2	6.3	7.1	0.2	0.2	0.3
Interest cost	17.4	15.0	14.4	0.7	0.7	0.7
Actuarial loss (gain)	7.9	24.7	6.7	—	(3.0)	0.7
Participants’ contributions	1.3	1.2	1.0	—	0.1	0.1
Foreign exchange rate changes	19.2	16.7	9.9	0.7	0.8	0.6
Benefits paid	(16.9)	(14.2)	(12.3)	(0.7)	(0.6)	(0.6)
Curtailments	—	—	—	(0.6)	—	—

Projected benefit obligation at end of year	330.1	294.0	244.3	11.1	10.8	12.6

Change in plan assets
Fair value of plan assets at beginning of year	264.4	214.6	240.4	—	—	—
Actual return on plan assets	18.9	26.9	(25.1)	—	—	—
Employer contributions	30.9	22.8	2.2	0.6	0.5	0.5
Participants’ contributions	1.3	1.2	1.0	0.1	0.1	0.1
Foreign exchange rate changes	16.9	13.6	8.8	—	—	—
Benefits paid	(16.9)	(14.2)	(12.3)	(0.7)	(0.6)	(0.6)
Other Items	0.5	(0.5)	(0.4)	—	—	—

Fair value of plan assets at end of year	316.0	264.4	214.6	—	—	—

Funded status (Fair value of plan assets less PBO)	(14.1)	(29.6)	(29.7)	(11.2)	(10.8)	(12.6)
Unrecognized actuarial loss (gain)	94.1	83.6	67.1	(6.1)	(6.5)	(3.9)
Unrecognized prior service cost (benefit)	4.4	3.0	1.0	(0.2)	(0.2)	(0.2)

Net amount recognized	$84.4	$57.0	$38.4	$(17.5)	$(17.5)	$(16.7)

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Amounts recognized in the balance sheet consist of:

	Pension Benefits			Postretirement Benefits

	2004	2003	2002	2004	2003	2002

(in millions of dollars)
Prepaid pension benefit	$87.1	$60.1	$11.9	$—	$—	$—
Accrued benefit liability	(2.7)	(53.9)	(19.7)	(17.5)	(17.5)	(16.7)
Intangible assets	—	3.8	2.0	—	—	—
Accumulated other comprehensive income	—	47.0	44.2	—	—	—

Net amount recognized	$84.4	$57.0	$38.4	$(17.5)	$(17.5)	$(16.7)

      The accumulated benefit obligation for all defined benefit pension plans was $307.3 million, $274.0 million and $224.8 million at December 27, 2004, 2003 and 2002, respectively.
      Information for pension plans with an accumulated benefit obligation in excess of plan assets:

	2004	2003	2002
(in millions of dollars)
Projected benefit obligation	$2.3	$174.9	$231.7
Accumulated benefit obligation	1.6	163.0	212.2
Fair value of plan assets	—	140.8	192.9
      The change is primarily due to two plans that are no longer underfunded as of December 27, 2004.
      Components of net periodic benefit cost:

	Pension Benefits			Postretirement Benefits

	2004	2003	2002	2004	2003	2002
(in millions of dollars)
Service cost	$7.2	$6.3	$7.1	$0.2	$0.2	$0.3
Interest cost	17.4	15.0	14.4	0.7	0.7	0.7
Expected return on plan assets	(21.9)	(19.7)	(21.0)	(0.6)	(0.2)	—
Amortization of prior service cost	0.9	1.3	0.2	—	—	—
Amortization of net loss (gain)	4.3	2.0	—	(1.0)	(0.6)	(0.4)

Net periodic benefit cost (income)	$7.9	$4.9	$0.7	$(0.7)	$0.1	$0.6

      Additional information:

	2004	2003	2002
(in millions of dollars)
(Decrease) increase in minimum liability included in intangible assets, liabilities and other comprehensive income	$(32.8)	$3.0	$44.2

      Assumptions:
      Weighted average assumptions used to determine net cost for years ended December 27:

				Postretirement
	Pension Benefits			Benefits

	2004	2003	2002	2004	2003	2002

Discount rate	5.7%	5.9%	6.3%	5.7%	5.9%	6.2%
Rate of compensation increase	4.0%	3.5%	3.5%	—	—	—

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Assumptions:
      Weighted average assumptions used to determine net cost for years ended December 27:

				Postretirement
	Pension Benefits			Benefits

	2004	2003	2002	2004	2003	2002

Discount rate	5.9%	6.3%	6.7%	5.9%	6.2%	6.7%
Expected long-term rate of return on plan assets	7.9%	8.0%	8.0%	—	—	—
Rate of compensation increase	3.8%	3.5%	4.0%	—	—	—
      The Company’s expected 7.9% long-term rate of return is based on a melded allocation of equity and fixed income.
      Assumed health care cost trend rates used to determine benefit obligations and net cost at December 27:

	Postretirement Benefits

	2004	2003	2002

Health care cost trend rate assumed for next year	10%	10%	10%
Rate that the cost trend rate is assumed to decline (the ultimate trend rate)	5%	5%	5%
Year that the rate reaches the ultimate trend rate	2015	2014	2008
      Assumed health care cost trend rates have significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage-	1-Percentage-	1-Percentage-
	Point Increase	Point Decrease	Point Decrease
(in millions of dollars)
Effect on total of service and interest cost	$0.1	$(0.1)	$(0.1)
Effect on postretirement benefit obligation	1.0	(1.0)	(1.0)
Plan Assets
      The Company’s pension plan weighted-average asset allocations at December 27, 2004, 2003 and 2002 are as follows:

	Pension Plan Assets
	at December 27

	2004	2003	2002

Asset category
Cash	4%	1%	1%
Equity securities	70	73	61
Fixed income	26	26	38

Total	100%	100%	100%

      The investment strategy for the Company, which has numerous domestic pension plans under several master trusts, is to optimize investment returns through a diversified portfolio of investments, taking into consideration underlying plan liabilities and asset volatility. Master trusts were established to hold the assets of the Company’s domestic defined benefit plans. The defined benefit asset allocation policy of these

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

trusts allow for an equity allocation of 45% to 75%, a fixed income allocation of 25% to 50% and a cash allocation of up to 25%. Each master trust has a different target asset allocation which is reviewed periodically and is based on the underlying liability structure. The asset allocation for non-U.S. plans is set by the local plan trustees. Some non-U.S. plans allow for an investment of 10% in real estate.
Cash Flows Contributions
      The Company expects to contribute $5.0 million to its pension plans in 2005.
      The Company sponsors a number of defined contribution plans. Contributions are determined under various formulas. Costs related to such plans amounted to $4.5 million, $3.9 million and $4.5 million in 2004, 2003 and 2002, respectively.
      The following benefit payments, which reflect expected future service, are expected to be paid:

	Pension	Postretirement
	Benefits	Benefits
(in millions of dollars)
2005	$13.9	$0.7
2006	14.1	0.7
2007	14.2	0.7
2008	20.3	0.8
2009	15.1	0.8
Years 2010 — 2013	90.9	4.6
3. Lease Commitments
      Future minimum rental payments under noncancelable operating leases as of December 27, 2004 are as follows:

(in millions of dollars)
2005	$16.8
2006	14.8
2007	14.0
2008	12.2
2009	11.6
Remainder	53.3

Total minimum rental payments	122.7
Less minimum rentals to be received under noncancelable subleases	(2.5)

$120.2

      Total rental expense for all operating leases (reduced by minor amounts from subleases) amounted to $19.5 million, $18.3 million and $20.7 million in 2004, 2003 and 2002, respectively.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

4. Income Taxes
      The components of income (loss) before income taxes are as follows:

	2004	2003	2002
(in millions of dollars)
Domestic operations	$30.0	$(10.1)	$(24.7)
Foreign operations	59.6	50.0	30.2

	$89.6	$39.9	$5.5

      A reconciliation of income taxes at the 35% federal statutory income tax rate to income taxes as reported is as follows:

			Restated

	2004	2003	2002
(in millions of dollars)
Income taxes computed at federal statutory income tax rate	$31.2	$13.9	$1.8
Other income taxes, net of federal tax benefit	1.3	0.3	(0.6)
Intangible write-down and amortization not deductible for income tax purposes	0.4	0.9	0.7
Foreign income taxed at lower effective tax rate	(3.4)	(3.2)	(0.5)
Change in valuation allowance	(3.7)	—	2.7
Reversal of reserves for items resolved more favorably than anticipated	(3.7)	—	—
Effect of foreign earnings repatriation under the American Jobs Creation Act of 2004	1.2	—	—
Miscellaneous	(2.2)	1.3	(0.1)

Income taxes as reported	$21.1	$13.2	$4.0

      During the third quarter of 2004, in conjunction with the conclusion of a restructuring effort, ACCO Brands reported a $3.7 million deferred tax benefit relating to the release of the valuation allowance associated with foreign subsidiary deductible temporary differences and net operating loss carryforwards in one jurisdiction. Positive evidence supporting the release of the valuation allowance included twelve trailing quarters of positive pretax earnings, improved product mix profitability, improved marketplace position, product cost restructuring, and strong management.
      The components of the income tax provision (benefit) are as follows:

			Restated

	2004	2003	2002
(in millions of dollars)
Currently payable
Federal	$17.8	$2.7	$.2
Foreign	15.3	13.9	11.7
Other	1.7	0.5	(0.9)

Deferred
Federal and other	(10.3)	(4.2)	(6.5)
Foreign	(3.4)	0.3	(0.5)

	$21.1	$13.2	$4.0

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      The components of net deferred tax assets (liabilities) are as follows:

	2004	2003	2002
(in millions of dollars)
	Restated	Restated	Restated

Current assets
Compensation and benefits	$8.4	$4.3	$2.5
Other reserves	6.0	4.9	5.0
Restructuring	(0.7)	(0.2)	2.7
Accounts receivable	3.6	5.3	6.0
Miscellaneous	4.2	3.9	4.4

	21.5	18.2	20.6
Current liabilities
Dividends receivable	(2.0)	—	—
Miscellaneous	(0.4)	(0.3)	(1.4)

Current deferred income taxes	19.1	17.9	19.2
Noncurrent assets
Net operating loss carryforwards	15.1	15.4	10.8
Compensation and benefits	6.0	4.9	2.6
Pension	—	3.8	5.8
Goodwill	11.8	13.4	14.9
Miscellaneous	3.1	2.5	3.0

	36.0	40.0	37.1
Noncurrent liabilities
Depreciation	(6.3)	(12.9)	(12.6)
Pensions	(12.2)	—	—
Identifiable intangibles	(40.3)	(39.9)	(43.4)
Miscellaneous	(3.4)	(6.6)	(7.2)

Noncurrent deferred income taxes	(26.2)	(19.4)	(26.1)

Valuation allowance	(12.4)	(16.4)	(14.5)

Net deferred tax liability	$(19.5)	$(17.9)	$(21.4)

      At December 31, 2004, the Company has $68.3 million of net operating loss carry forwards available to reduce future taxable income of international companies. These loss carry forwards expire in the years 2009 through 2013 or have an unlimited carryover period. The deferred tax asset valuation allowances are provided for net deferred tax assets in those jurisdictions where the Company has determined that it is more likely than not that the deferred tax assets will not be realized.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

5. Short-Term Borrowings and Credit Facilities
      At December 27, 2004, 2003 and 2002, there were $10.4 million, $10.3 million and $4.3 million committed under bank lines of credit, respectively. Included in this amount as of December 27, 2004, 2003 and 2002, were $0.1 million, $0.2 million and $0.1 million of borrowings outstanding, respectively. The Company had committed bank credit agreements that provide for unsecured borrowings of up to $8.9 million, $8.5 million and $7.1 million at December 31, 2004, 2003 and 2002, respectively, for general corporate purposes, including acquisitions. In addition, the Company had uncommitted bank lines of credit, which provide for unsecured borrowings for working capital of up to $78.8 million as of December 27, 2004. The weighted average interest rate on these outstanding borrowings was 6.04%, 6.04% and 3.09% in 2004, 2003 and 2002, respectively.
6.  Financial Instruments
      The Company does not enter into financial instruments for trading or speculative purposes. Financial instruments are used to principally reduce the impact of changes in foreign currency exchange rates. The principal financial instruments used are forward foreign exchange contracts. The counterparties are major financial institutions. Although the Company’s theoretical risk is the replacement cost at the then estimated fair value of these instruments, management believes that the risk of incurring losses is remote and that such losses, if any, would be immaterial.
      The Company enters into forward foreign exchange contracts principally to hedge currency fluctuations in transactions denominated in foreign currencies, thereby limiting the Company’s risk that would otherwise result from changes in exchange rates. The periods of the forward foreign exchange contracts correspond to the periods of the hedged transactions.
      At December 27, 2004, the Company had outstanding forward foreign exchange contracts to purchase $39.1 million of various foreign currencies (principally Pounds sterling and U.S. dollars) with maturity dates in fiscal 2005, with a weighted average maturity of 133 days.
      At December 27, 2003, the Company had outstanding forward foreign exchange contracts to purchase $30.2 million of various foreign currencies (principally Pounds sterling and U.S. dollars) with maturity dates in fiscal year 2004, with a weighted average maturity of 133 days.
      At December 27, 2002, the Company had outstanding forward foreign exchange contracts to purchase $2.2 million of various foreign currencies (principally Pounds sterling and Hong Kong dollars) with maturity dates in fiscal year 2003, with a weighted average maturity of 30 days.
      The estimated fair value of foreign currency contracts represents the amount required to enter into offsetting contracts with similar remaining maturities based on quoted market prices. At December 27, 2004, the fair value of all outstanding contracts was $2.2 million less than the carrying amounts.
      The estimated fair value of the Company’s cash and cash equivalents, notes payable to banks and commercial paper approximates the carrying amounts due principally to their short maturities. Concentration of credit risk with respect to accounts receivable is limited because a large number of geographically diverse customers make up the operating companies’ domestic and international customer base, thus spreading the credit risk.
      Raw materials used by the Company are subject to price volatility caused by weather, supply conditions, geopolitical and economic variables, and other unpredictable external factors.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

7.  Restructuring and Restructuring-Related Charges
      On April 19, 2001, the Company announced that as a result of its evaluation of strategic options, it would immediately begin implementing a plan designed to improve both financial results and the long-term value of the business.
      As part of this restructuring program, the Company recorded $19.4 million of pre-tax restructuring charges in the year 2004. This amount includes a release of $1.6 million of excess amounts established in a prior year. The charges relate to employee termination costs (283 positions) and to asset write-offs with a significant portion related to consolidation or closure of manufacturing facilities in the U.S., United Kingdom and mainland Europe and operational downsizing throughout the Company.
      Pursuant to the provisions of SFAS 146, the following table represents the reconciliation of the restructuring charges for actions initiated after December 31, 2002.

	Balance at				Balance at
	December 27,	2004	Cash	Non-Cash	December 27,
(in millions of dollars)	2003	Provision	Expenditures	Write-Offs	2004

Rationalization of operations
Employee termination costs	$1.3	$12.9	$(14.1)	$—	$0.1
Other	0.2	(0.1)	(0.4)	0.4	0.1
International distribution and
lease agreements	1.1	(0.5)	(0.3)	—	0.3
Loss on disposal of assets	—	7.6	1.1	(8.7)	—

	$2.6	$19.9	$(13.7)	$(8.3)	$0.5

	Balance at				Balance at
	December 27,	2003	Cash	Non-Cash	December 27,
(in millions of dollars)	2002	Provision	Expenditures	Write-Offs	2003

Rationalization of operations
Employee termination costs	$—	$8.8	$(7.5)	$—	$1.3
Other	—	0.5	(0.3)	—	0.2
International distribution and
lease agreements	—	1.2	(0.2)	0.1	1.1
Loss on disposal of assets	—	8.8	5.1	(13.9)	0.0

	$—	$19.3	$(2.9)	$(13.8)	$2.6

      Of the 2,048 positions planned for elimination under restructuring initiatives from 2001 to 2004, 2,048 had been eliminated as of December 27, 2004.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Reconciliation of the entire restructuring liability as of December 27, 2004 is as follows:

	Balance at				Balance at
	December 27,	Total	Cash	Noncash	December 27,
(in millions of dollars)	2003	Provision	Expenditures	Write-Offs	2004

Rationalization of operations
Employee termination costs	$2.6	$12.5	$(15.0)	$0.1	$0.2
Other	0.8	—	(0.8)	—	—
International distribution and lease agreements	4.3	(0.7)	(1.1)	0.2	2.7
Loss on disposal of assets	0.2	7.6	1.0	(8.8)	—

	$7.9	$19.4	$(15.9)	$(8.5)	$2.9

      Reconciliation of the entire restructuring liability as of December 27, 2003, is as follows:

	Balance at				Balance at
	December 27,	Total	Cash	Noncash	December 27,
(in millions of dollars)	2002	Provision	Expenditures	Write-Offs	2003

Rationalization of operations
Employee termination costs	$9.0	$6.8	$(13.7)	$0.5	$2.6
Other	(0.2)	0.9	(0.6)	0.7	0.8
International distribution and lease agreements	4.3	1.1	(1.5)	0.4	4.3
Loss on disposal of assets	0.8	8.5	11.8	(20.9)	0.2

	$13.9	$17.3	$(4.0)	$(19.3)	$7.9

      Reconciliation of the entire restructuring liability as of December 27, 2002, is as follows:

	Balance at				Balance at
	December 27,	Total	Cash	Non-Cash	December 27,
(in millions of dollars)	2001	Provision	Expenditures	Write-Offs	2002

Rationalization of operations
Employee termination costs	$7.6	$19.8	$(18.7)	$0.3	$9.0
Other	0.4	(0.2)	(0.4)	—	(0.2)
International distribution and lease agreements	5.2	1.5	(2.7)	0.3	4.3
Loss on disposal of assets	2.1	13.2	—	(14.5)	0.8

	$15.3	$34.3	$(21.8)	$(13.9)	$13.9

      Of the 1,765 positions planned for elimination under restructuring initiatives from 2001 through 2003, 1,726 had been eliminated as of December 27, 2003.
      In association with the Company’s plan to abandon one long-term lease agreement, a charge for $2.6 million was recorded in the year 2001. Cash expenditures related to this lease are expected to continue through 2007.
      The Company expects that all other activity will be completed within the next 12 months.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      In association with the Company’s restructuring, certain non-recurring costs were expensed to cost of products sold and advertising, selling, general and administrative expenses in the income statement. These charges were principally related to strategic product category exits and to implementation of the new company footprint. These charges totaled $22.2 million, $20.2 million and $13.9 million for the years ended December 27, 2004, 2003 and 2002, respectively.
8.  Stock Plans
      As a subsidiary of the Parent, the Company has no employee stock option plan; however, certain employees of the Company have been granted stock options and performance awards under the incentive plans of the Parent, including the 1999 and 2003 Long-Term Incentive Plans. The 1999 and 2003 Long-Term Incentive Plans authorize the granting to key employees of the Parent and its subsidiaries, including the Company, of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance awards and other stock-based awards, any of which may be granted alone or in combination with other types of awards or dividend equivalents. Grants under the 2003 Long-Term Incentive Plan may be made on or before December 31, 2008 for up to 12 million shares of common stock. Under each plan, no more than two million shares may be granted to any one individual. No new stock-based awards may be made under the Parent’s Long-Term Incentive Plan, but existing awards already issued may continue to be exercised or paid pursuant to their terms.
      Stock options under the Plans have exercise prices equal to fair market values at dates of grant. Options generally may not be exercised prior to one year or more than ten years from the date of grant. Options issued since November 1998 generally vest one-third each year over a three year period after the date of grant. Performance awards are currently amortized into expense over the three-year vesting period, and are generally paid in stock but can be paid in cash if individual stock ownership guidelines are met.
      The Company applies APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its stock plans as allowed under SFAS Statement No. 148. Had compensation cost for the fixed stock options granted in 2004, 2003 and 2002 been determined consistent with SFAS 148, pro forma net income and earnings per common share of the Company would have been as follows:

(in millions of dollars, except per share data)	2004	2003	2002

			Restated
Net income — as reported	$68.5	$26.7	$1.5
Add: Stock based employee compensation (performance awards) included in reported net income, net of tax	0.5	0.5	0.3
Deduct: Total stock based employee compensation (stock options and performance awards) determined under the fair-value based method for all awards, net of tax	(3.7)	(3.0)	(2.7)

Pro forma net income (loss)	$65.3	$24.2	$(0.9)

Pro forma net earnings per basic share	$1,221	$453	$(17)

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Changes during the three years ended December 31, 2004 in shares under options were as follows:

		Weighted-
		Average
		Exercise
	Options	Price

Outstanding at December 31, 2001	1,920,726	$30.31
Granted	395,200	49.00
Exercised	(687,324)	30.29
Lapsed	(152,321)	32.71

Outstanding at December 31, 2002	1,476,281	35.07
Granted	393,100	57.30
Exercised	(374,055)	31.03
Lapsed	(45,458)	40.50

Outstanding at December 31, 2003	1,449,868	41.97
Granted	392,100	72.87
Exercised	(259,718)	32.78
Lapsed	(22,509)	50.19

Outstanding at December 31, 2004	1,559,741	$51.15

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      The weighted-average fair values of options granted during 2004, 2003 and 2002 were $16.28, $13.40 and $11.62, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2004, 2003 and 2002:

	2004	2003	2002

Expected dividend yield	1.8%	2.1%	2.3%
Expected volatility	26.7%	29.4%	30.6%
Risk-free interest rate	3.2%	2.8%	2.7%
Expected term	4.5 years	4.5 years	4.5 years
      Options outstanding at December 31, 2004 were as follows:

		Weighted-
		Average	Weighted-
		Remaining	Average
	Number	Contractual	Exercise
Range of Exercise Prices	Outstanding	Life	Price

$22.78 to $32.05	343,642	6.1	$29.24
34.18 to 49.10	464,246	6.5	44.13
57.46 to 78.09	751,853	9.3	65.49

$22.78 to $78.09	1,559,741	7.8	$51.15

      Options exercisable at the end of each of the three years ended December 31, 2004 were as follows:

		Weighted-
		Average
	Options	Exercise
	Exercisable	Price

December 31, 2004	802,939	$38.92
December 31, 2003	717,659	$32.74
December 31, 2002	735,212	$30.47
      Options exercisable at December 31, 2004 were as follows:

Weighted-
Average
Number	Exercise
Exercisable	Price

343,642	$29.24
348,207	42.56
111,090	57.46

802,939	$38.92

      At December 31, 2004, performance awards were outstanding pursuant to which up to 9,000 shares, 9,000 shares, 9,000 shares and 6,900 shares may be issued in 2005, 2006, 2007 and 2008, respectively, depending on the extent to which certain specified performance objectives are met. 8,256 shares, 5,463 shares and 3,426 shares were issued pursuant to performance awards during 2004, 2003 and 2002, respectively. The costs of performance awards are expensed over the performance period.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Compensation expense for the stock based plans recorded for 2004, 2003 and 2002 was $0.8 million, $0.8 million and $0.5 million, respectively.
9.  Comprehensive Income (Loss)
      Comprehensive income is defined as net income (loss) and other changes in stockholders’ equity from transactions and other events from sources other than stockholders. The components of and changes in other comprehensive loss are as follows:

		Minimum	Accumulated
	Foreign	Pension	Other
	Currency	Liability	Comprehensive
(in millions of dollars)	Adjustments	Adjustment	Income (Loss)

Balance at December 27, 2001	$(55.7)	$—	$(55.7)
Changes during the year (net of taxes of $1.3)	12.0	(29.8)	(17.8)

Balance at December 27, 2002	(43.7)	(29.8)	(73.5)
Changes during the year (net of taxes of $1.3)	35.3	(3.0)	32.3

Balance at December 27, 2003	(8.4)	(32.8)	(41.2)
Changed during the year (net of taxes of $14.5)	24.3	32.8	57.1

Balance at December 27, 2004	$15.9	$—	$15.9

10.  Pending Litigation
      The Company and its subsidiaries are defendants in lawsuits associated with their business and operations. It is not possible to predict the outcome of the pending actions, but management believes that there are meritorious defenses to these actions and that these actions will not have a material adverse effect upon the results of operations, cash flows or financial condition of the Company. These actions are being vigorously contested.
11.  Environmental
      The Company is subject to laws and regulations relating to the protection of the environment. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly remediation and other compliance efforts that the Company’s subsidiaries may undertake in the future, in the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect upon the results of operation, cash flows or financial condition of the Company.
12.  Information on Business Segments
      The Company is organized into business segments based on the products and markets served. The Company’s business segments are described below:

ACCO U.S. — ACCO U.S. sells to U.S. customers and serves as one of two primary product ‘hubs’ for the business, driving much of the new product development and innovation opportunities for the North American region. The two ‘hubs’ coordinate product development activities to avoid duplication of effort while maintaining both global and local consumer focus.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

ACCO Europe — In Europe, ACCO U.K. sells to customers in the United Kingdom, and serves as the primary product ‘hub’ for the European offerings. ACCO Europe businesses in France, Germany, Italy, Holland, Ireland, Spain, Poland, the Czech Republic, Sweden, Belgium, Austria, Switzerland and Hungary are principally engaged in selling products that are global or products that have been localized for their geographic market. These products are sourced from ACCO Brands’ U.K. product ‘hub’ (manufactured product), supplied by third party vendors, or manufactured regionally.

Trading companies — The Company’s businesses in Australia, New Zealand, Canada, Mexico, and Chile, referred to as our “Trading Companies”, are principally engaged in selling product which is either global or products that have been localized for their geographic market. These products are sourced from ACCO Brands’ business ‘hubs’ in the U.S. and Europe (manufactured product), supplied by third party vendors, or manufactured locally.

Day-Timers — The Company’s Day-Timers business is based in the U.S. and includes subsidiaries in Australia, New Zealand and the United Kingdom. They manufacture a significant amount of their paper-based product in the United States, and source the remaining materials and finished goods from third parties.
      The Company operates primarily in the U.S., the U.K., Australia and Canada.
      Reconciliation of segment net sales to consolidated net sales is as follows:

(in millions of dollars)	2004	2003	2002

ACCO U.S.	$549.0	$532.8	$554.4
ACCO Europe	365.1	318.0	296.1
Trading Companies	183.6	169.6	146.7
Day-Timers	78.0	80.1	103.2
Other	—	1.4	5.0

	$1,175.7	$1,101.9	$1,105.4

      Operating income is as follows:

(in millions of dollars)	2004	2003	2002

ACCO U.S.	$40.3	$8.0	$1.4
ACCO Europe	24.0	18.8	11.0
Trading Companies	32.8	24.4	18.8
Day-Timers	10.9	11.1	2.0
Corporate expenses	(15.1)	(16.0)	(14.6)

Total income from operations	$92.9	$46.3	$18.6

Interest expense	8.5	8.0	12.3
Other (income) expense	(5.2)	(1.6)	0.8

Income before taxes	$89.6	$39.9	$5.5

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Segment assets(a) are as follows:

	Restated

(in millions of dollars)	2004	2003	2002

ACCO U.S.	$352.4	$317.0	$350.6
ACCO Europe	302.3	267.8	219.2
Trading Companies	152.8	128.1	106.3
Day-Timers	35.6	29.5	29.7

	$843.1	$742.4	$705.8

(a)	Represents total assets excluding intangible assets, net.
     Reconciliation of segment assets(a) to consolidated total assets is as follows:

	Restated

(in millions of dollars)	2004	2003	2002

Segment assets	$843.1	$742.4	$705.8
Intangible assets	117.6	117.3	128.8
Corporate	8.9	6.2	8.1

	$969.6	$865.9	$842.7

      Long-lived assets(b) are as follows:

(in millions of dollars)	2004	2003	2002

United States	$79.1	$88.7	$109.0
United Kingdom	40.4	42.2	48.5
Australia	15.9	15.4	11.6
Canada	4.9	4.8	4.5
Other countries	17.4	18.9	21.7

	$157.7	$170.0	$195.3

(b)	Represents property, plant and equipment, net.
     Net sales by geographic region are as follows:

(in millions of dollars)	2004	2003	2002

United States	$608.8	$581.7	$631.7
United Kingdom	184.5	186.6	163.3
Australia	94.2	82.4	66.0
Canada	68.1	80.0	73.8
Other countries	220.1	171.2	170.6

	$1,175.7	$1,101.9	$1,105.4

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Capital expenditures are as follows:

(in millions of dollars)	2004	2003	2002

ACCO U.S.	$15.9	$6.1	$9.3
ACCO Europe	6.1	6.6	10.9
Trading Companies	5.0	3.1	1.6
Day-Timers	0.6	0.5	0.2

	$27.6	$16.3	$22.0

13.  Earnings per Share
      Following the Distribution of shares, the Company’s total shares outstanding will increase significantly to 35.0 million from 53,476. The number of shares outstanding after the Distribution have been used in the earnings (loss) per common share calculation below. Basic earnings (loss) per common share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding in the period. A dual presentation of basic and diluted earnings per share is not required due to the lack of potentially dilutive securities under the Company’s simple capital structure.
      The computation of basic earnings per common share for “Net Income” is as follows:

(in millions of dollars, except per share amounts)	2004	2003	2002

			Restated
Net income	$68.5	$26.7	$1.5

Weighted average number of common shares outstanding	35.0	35.0	35.0

Basic earnings per common share	$1.96	$0.76	$0.04

14.  Subsequent Event
      The Parent announced on March 16, 2005 that they would spin-off to their shareholders its ACCO Brands Corporation (“ACCO”) office products unit, and that ACCO would merge with General Binding Corporation (GBC) to create the world’s largest supplier of branded office products. The transaction, which was unanimously approved by the boards of directors of the Parent and GBC, will be tax-free to U.S. shareholders of both companies. ACCO Brands, the proposed name of the new company, plans to seek listing on the New York Stock Exchange. The spin-off and merger are subject to regulatory approvals and other customary closing conditions. The merger is also subject to approval by GBC shareholders. GBC’s majority shareholder has agreed to vote for the merger. This transaction is expected to be completed in the summer of 2005.
15.  Unaudited Pro Forma Earnings per Share
      The pending transaction discussed in Note 14 will significantly impact the capital structure of the Company. Immediately prior to the spin-off from Fortune Brands, the Company will pay a dividend of $625.0 million to the shareholders. Following the Distribution of shares, the Company’s total shares outstanding will increase significantly to 35.0 million from 53,476. The number of shares outstanding after the Distribution have been used in the earnings (loss) per common share calculation below.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Pro-forma earnings per share as of December 27, 2004 for the ACCO Brands is as follows:

(in millions, except per share data)	2004

Net Income, as reported	$68.5
Less: Pro-forma interest expense(1)	(23.3)

Pro-forma net income	$45.2
Pro-forma common shares outstanding — basic	35.0
Exercise of stock options(2)	0.4

Pro-forma common shares outstanding — diluted	35.4
Basic pro-forma earnings per share	$1.29
Diluted pro-forma earnings per share	$1.28

(1)	Pro-forma interest expense ($35.9 million) is calculated based upon assumed financing of the company of $625 million to fund the dividend payable to the shareholders at an interest rate of 5.75%, net of tax of $12.6 million.

(2)	Assumes that pro-forma outstanding common shares were increased by shares of those unvested stock options in the Parent company stock, for which market price of the Parent exceeds exercise price of the option, less shares which could have been purchased by the Company with related proceeds. This amount is then multiplied by the estimated 4.255 ratio of Parent company shares to ACCO Brands shares upon spin-off to arrive at the pro-forma dilutive impact of unvested stock options at year-end.
16.  Condensed Consolidating Financial Information
With respect to the Company’s anticipated spin-off from its Parent and merger with GBC described in Note 14, the Company expects that its domestic subsidiaries will be required to jointly and severally, fully and unconditionally guarantee its Senior Subordinated Notes. Rather than filing separate financial statements for each guarantor subsidiary with the Securities and Exchange Commission, the Company has elected to present the following consolidating financial statements which detail the results of operations as of December 27, 2004, December 27, 2003 and December 27, 2002, cashflows for the fiscal years ended December 27, 2004, December 27, 2003 and December 27, 2002 and financial position as of December 27, 2004, December 27, 2003 and December 27, 2002, of the Company and its guarantors, and non-guarantors subsidiaries (in each case carrying investments under the equity method), and the eliminations necessary to arrive at the reported consolidated financial statements of the Company.

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

	Restated

	December 27, 2004

	ACCO
	Brands
	(Parent)	Guarantors	Non-Guarantors	Eliminations	Consolidated
(in millions of dollars)
Assets
Current assets
Cash and cash equivalents	$—	$(13.4)	$93.2	$—	$79.8
Accounts receivable, net	—	175.6	144.5	—	320.1
Inventory, net	—	88.4	84.1	—	172.5
Receivables from affiliates	8.6	25.5	22.2	(56.3)	—
Deferred income taxes	3.8	7.2	—	—	11.0
Other current assets	0.1	5.8	14.0	—	19.9

Total current assets	12.5	289.1	358.0	(56.3)	603.3
Property, plant and equipment, net	0.1	53.2	104.4	—	157.7
Intangibles, net of accumulated amortization	70.4	30.3	16.9	—	117.6
Prepaid pension expense	—	30.0	57.1	—	87.1
Other assets	1.9	2.0	—	—	3.9
Investment in/ L-T receivable from affiliates	593.9	43.1	—	(637.0)	—

Total assets	$678.8	$447.7	$536.4	$(693.3)	$969.6

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable to banks	$—	$—	$0.1	$—	$0.1
Accounts payable	—	60.1	60.5	—	120.6
Accrued income taxes	8.4	6.6	4.6	—	19.6
Accrued customer programs	—	47.5	34.1	—	81.6
Accrued compensation, restructuring and other liabilities	9.0	52.1	47.1	—	108.2
Payables to affiliates	67.2	34.0	14.4	(115.6)	—

Total current liabilities	84.6	200.3	160.8	(115.6)	330.1
Long-term notes payable to affiliates	—	348.0	3.4	(351.4)	—
Postretirement and other liabilities	6.2	10.9	25.8	—	42.9
Deferred income taxes	21.9	(1.1)	9.7	—	30.5

Total liabilities	112.7	558.1	199.7	(467.0)	403.5
Stockholder’s equity
Common stock	0.1	0.9	9.6	(10.5)	0.1
Parent company investment	(278.3)	(62.2)	(13.8)	76.0	(278.3)
Paid-in capital	1,835.1	619.3	114.9	(734.2)	1,835.1
Accumulated other comprehensive income (loss)	15.9	(1.3)	19.4	(18.1)	15.9
Accumulated deficit	(1,006.7)	(667.1)	206.6	460.5	(1,006.7)

Total stockholders’ equity	566.1	(110.4)	336.7	(226.3)	566.1

Total liability and stockholders equity	$678.8	$447.7	$536.4	$(693.3)	$969.6

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

	Restated

	December 27, 2003

	ACCO
	Brands
(in millions of dollars)	(Parent)	Guarantors	Non-Guarantors	Eliminations	Consolidated

Assets
Current assets
Cash and cash equivalents	$—	$(6.9)	$67.4	$—	$60.5
Accounts receivable, net	—	130.0	128.2	—	258.2
Inventory, net	—	74.5	81.7	—	156.2
Receivables from affiliates	7.5	9.3	4.5	(21.3)	—
Deferred taxes	2.8	4.7	0.8	—	8.3
Other current assets	—	8.1	13.3	—	21.4

Total current assets	10.3	219.7	295.9	(21.3)	504.6
Property, plant and equipment, net	0.1	63.8	106.1	—	170.0
Intangibles, net of accumulated amortization	70.5	30.5	16.3	—	117.3
Prepaid pension expense	—	29.5	30.6	—	60.1
Other assets	1.6	7.8	4.5	—	13.9
Investment in/long term receivable from affiliates	481.6	46.1	—	(527.7)	—

Total assets	$564.1	$397.4	$453.4	$(549.0)	$865.9

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable to banks	$—	$—	$2.8	$—	$2.8
Accounts payable	—	39.7	56.7	—	96.4
Accrued current income taxes	10.5	(2.9)	1.5	—	9.1
Accrued customer programs	—	29.3	25.5	—	54.8
Accrued compensation, restructuring and other liabilities	6.1	47.8	51.3	—	105.2
Payables to affiliates	32.7	13.1	9.4	(55.2)	—

Total current liabilities	49.3	127.0	147.2	(55.2)	268.3
Long-term notes payable to affiliates	—	348.0	0.5	(348.5)	—
Postretirement and other liabilities	5.6	25.8	56.4	—	87.8
Deferred income taxes	25.6	(3.4)	4.0	—	26.2

Total liabilities	80.5	497.4	208.1	(403.7)	382.3
Stockholders’ equity
Common stock	0.1	0.9	9.6	(10.5)	0.1
Parent company investment	(232.7)	(8.0)	(32.3)	40.3	(232.7)
Paid-in capital	1,832.6	617.1	121.1	(738.2)	1,832.6
Accumulated other comprehensive income (loss)	(41.2)	(12.7)	(26.4)	39.1	(41.2)
Accumulated deficit	(1,075.2)	(697.3)	173.3	524.0	(1,075.2)

Total stockholders’ equity	483.6	(100.0)	245.3	(145.3)	483.6

Total liability and stockholders’ equity	$564.1	$397.4	$453.4	$(549.0)	$865.9

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

	Restated

	December 27, 2002

	ACCO
	Brands
(in millions of dollars)	(Parent)	Guarantors	Non-Guarantors	Eliminations	Consolidated

Assets
Current assets
Cash and cash equivalents	$—	$(5.4)	$48.7	$—	$43.3
Accounts receivable, net	—	135.6	113.8	—	249.4
Inventory, net	—	67.8	68.3	—	136.1
Receivables from affiliates	17.6	3.2	6.5	(27.3)	—
Deferred taxes	1.7	1.0	6.9	—	9.6
Other current assets	—	8.7	10.8	—	19.5

Total current assets	19.3	210.9	255.0	(27.3)	457.9
Property, plant and equipment, net	5.9	71.2	118.2	—	195.3
Intangibles, net of accumulated amortization	70.6	41.8	16.4	—	128.8
Prepaid pension expense	—	27.7	12.3	—	40.0
Other assets	2.5	15.3	2.9	—	20.7
Investment in/long term receivable from affiliates	436.0	43.3	—	(479.3)	—

Total assets	$534.3	$410.2	$404.8	$(506.6)	$842.7

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable to banks	$—	$—	$4.3	$—	$4.3
Current portion of long-term debt	—	0.2	0.2	—	0.4
Accounts payable	—	38.6	48.6	—	87.2
Accrued current income taxes	10.4	(8.2)	(2.0)	—	0.2
Current deferred tax liability	(0.2)	(6.2)	6.4	—	—
Accrued customer programs	—	39.5	22.6	—	62.1
Accrued compensation, restructuring and other liabilities	3.7	53.6	39.8	—	97.1
Payables to affiliates	7.8	13.5	6.6	(27.9)	—

Total current liabilities	21.7	131.0	126.5	(27.9)	251.3
Long-term notes payable to affiliates	—	348.0	0.5	(348.5)	—
Postretirement and other liabilities	7.1	7.1	66.4	—	80.6
Deferred income taxes	25.7	8.7	(3.4)	—	31.0

Total liabilities	54.5	494.8	190.0	(376.4)	362.9
Stockholders’ equity
Common stock	0.1	0.9	10.3	(11.2)	0.1
Parent company investment	(174.7)	1.2	(7.8)	6.6	(174.7)
Paid-in capital	1,829.8	614.3	119.5	(733.8)	1,829.8
Accumulated other comprehensive income (loss)	(73.5)	(1.2)	(70.5)	71.7	(73.5)
Accumulated deficit	(1,101.9)	(699.8)	163.3	536.5	(1,101.9)

Total stockholders’ equity	479.8	(84.6)	214.8	(130.2)	479.8

Total liability and stockholders’ equity	$534.3	$410.2	$404.8	$(506.6)	$842.7

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

	Year ended December 27, 2004

	ACCO
	Brands
(in millions of dollars)	(Parent)	Guarantors	Non-Guarantors	Eliminations	Consolidated

Unaffiliated sales	$—	$621.8	$553.9	$—	$1,175.7
Affiliated sales	—	17.6	24.6	(42.2)	—

Net sales	—	639.4	578.5	(42.2)	1,175.7
Cost of products sold	—	401.8	354.7	(42.2)	714.3
Advertising, selling, general and administrative expenses	13.0	191.5	143.3	—	347.8
Amortization of intangibles	0.1	0.1	1.1	—	1.3
Restructuring charges	—	3.2	16.2	—	19.4
Interest (income)/expense from affiliates	(17.4)	17.4	—	—	—
Interest (income), expense, including allocation from Parent	11.1	(0.2)	(2.4)	—	8.5
Other (income) expense, net	(0.4)	(9.2)	4.4	—	(5.2)

Income (loss) before taxes and earnings/(losses) of wholly owned subsidiaries	(6.4)	34.8	61.2	—	89.6
Income taxes	(4.9)	12.0	14.0	—	21.1
Income (loss) before earnings/(losses) of wholly owned subsidiaries	(1.5)	22.8	47.2	—	68.5
Earnings/(losses) of wholly owned subsidiaries	70.0	6.5	—	(76.5)	—

Net income (loss)	$68.5	$29.3	$47.2	$(76.5)	$68.5

	Year ended December 27, 2003

	ACCO
	Brands
(in millions of dollars)	(Parent)	Guarantors	Non-Guarantors	Eliminations	Consolidated

Unaffiliated sales	$—	$606.9	$495.0	$—	$1,101.9
Affiliated sales	—	18.2	26.6	(44.8)	—

Net sales	—	625.1	521.6	(44.8)	1,101.9
Cost of products sold	4.0	396.8	330.8	(44.8)	686.8
Advertising, selling, general and administrative expenses	9.8	194.9	133.1	—	337.8
Amortization of intangibles	0.1	0.5	1.1	—	1.7
Write-down of intangibles	—	11.2	0.8	—	12.0
Restructuring charges	1.6	6.1	9.6	—	17.3
Interest (income)/expense from affiliates	(17.1)	17.1	—	—	—
Interest (income)/expense, including allocation from Parent	9.7	0.3	(2.0)	—	8.0
Other (income) expense, net	3.8	(5.4)	—	—	(1.6)

Income (loss) before taxes and earnings/(losses) of wholly owned subsidiaries	(11.9)	3.6	48.2	—	39.9
Income taxes	(3.6)	1.7	15.1	—	13.2
Income (loss) before earnings/(losses) of wholly owned subsidiaries	(8.3)	1.9	33.1	—	26.7
Earnings/(losses) of wholly owned subsidiaries	35.0	1.1	—	(36.1)	—

Net income (loss)	$26.7	$3.0	$33.1	$(36.1)	$26.7

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

	Restated

	Year ended December 27, 2002

	ACCO
	Brands
(in millions of dollars)	(Parent)	Guarantors	Non-Guarantors	Eliminations	Consolidated

Unaffiliated sales	$—	$649.6	$455.8	$—	$1,105.4
Affiliated sales	—	17.8	50.2	(68.0)	—

Net sales	—	667.4	506.0	(68.0)	1,105.4
Cost of products sold	—	424.2	342.7	(68.0)	698.9
Advertising, selling, general and administrative expenses	9.4	216.2	125.9	—	351.5
Amortization of intangibles	0.1	0.9	1.1	—	2.1
Restructuring charges	2.0	14.4	17.9	—	34.3
Interest (income)/expense from affiliates	(18.7)	18.7	—	—	—
Interest (income)/expense, including allocation from Parent	11.0	1.4	(0.1)	—	12.3
Other (income) expense, net	—	1.0	(0.2)	—	0.8

Income (loss) before taxes and earnings/(losses) of wholly owned subsidiaries	(3.8)	(9.4)	18.7	—	5.5
Income taxes	(1.8)	(1.2)	7.0	—	4.0
Income (loss) before earnings/(losses) of wholly owned subsidiaries	(2.0)	(8.2)	11.7	—	1.5
Earnings/(losses) of wholly owned subsidiaries	3.5	(5.5)	—	2.0	—

Net income (loss)	$1.5	$(13.7)	$11.7	$2.0	$1.5

	Restated

	Year ended December 27, 2004

	ACCO
	Brands
(in millions of dollars)	(Parent)	Guarantors	Non-Guarantors	Consolidated

Net cash (used in)/provided by operating activities:	$(5.1)	$32.7	$37.3	$64.9

Investing activities:
Additions to property, plant and equipment	—	(16.5)	(11.1)	(27.6)
Proceeds from the sale of property, plant and equipment	—	18.8	2.7	21.5

Net cash (used)/provided by investing activities	—	2.3	(8.4)	(6.1)
Financing activities:
Decrease in parent company investment	(43.8)	—	—	(43.8)
Intercompany financing	29.9	(49.1)	19.2	—
Intercompany dividends	19.0	7.6	(26.6)	—
Repayments on short-term debt	—	—	(2.7)	(2.7)

Net cash (used)/provided by financing activities	5.1	(41.5)	(10.1)	(46.5)
Effect of foreign exchange rate changes on cash	—	—	7.0	7.0
Net increase/(decrease) in cash and cash equivalents	—	(6.5)	25.8	19.3
Cash and cash equivalents at the beginning of the period	—	(6.9)	67.4	60.5

Cash and cash equivalents at the end of the period	$—	$(13.4)	$93.2	$79.8

ACCO Brands Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

	Restated

	Year ended December 27, 2003

	ACCO
	Brands
(in millions of dollars)	(Parent)	Guarantors	Non-Guarantors	Consolidated

Net cash (used)/provided by operating activities:	$57.3	$19.5	$(9.1)	$67.7

Investing activities:
Additions to property, plant and equipment	—	(5.3)	(11.0)	(16.3)
Proceeds from the sale of property, plant and equipment	—	0.2	14.4	14.6

Net cash (used)/provided by investing activities	—	(5.1)	3.4	(1.7)
Financing activities:
Decrease in parent company investment	(55.3)	—	—	(55.3)
Intercompany financing	(22.0)	(15.7)	37.7	—
Intercompany dividends	20.0	—	(20.0)	—
Repayments on long-term debt	—	(0.2)	(0.2)	(0.4)
Repayments on short-term debt	—		(1.6)	(1.6)

Net cash (used)/provided by financing activities	(57.3)	(15.9)	15.9	(57.3)
Effect of foreign exchange rate changes on cash	—	—	8.5	8.5
Net increase/(decrease) in cash and cash equivalents	—	(1.5)	18.7	17.2
Cash and cash equivalents at the beginning of the period	—	(5.4)	48.7	43.3

Cash and cash equivalents at the end of the period	$—	$(6.9)	$67.4	$60.5

	Restated

	Year ended December 27, 2002

	ACCO
	Brands
(in millions of dollars)	(Parent)	Guarantors	Non-Guarantors	Consolidated

Net cash (used)/provided by operating activities:	$127.8	$120.5	$(80.1)	$168.2

Investing activities:
Additions to property, plant and equipment	—	(9.3)	(12.7)	(22.0)
Proceeds from the sale of property, plant and equipment	—	1.1	3.7	4.8

Net cash (used)/provided by investing activities	—	(8.2)	(9.0)	(17.2)
Financing activities:
Decrease in parent company investment	(134.6)	—	—	(134.6)
Intercompany financing	6.8	(111.5)	104.7	—
Intercompany dividends	—	0.3	(0.3)	—
Repayments on long-term debt	—	(0.2)	(0.7)	(0.9)
Repayments on short-term debt	—		0.5	0.5

Net cash (used)/provided by financing activities	(127.8)	(111.4)	104.2	(135.0)
Effect of foreign exchange rate changes on cash	—	—	2.4	2.4
Net increase/(decrease) in cash and cash equivalents	—	0.9	17.5	18.4
Cash and cash equivalents at the beginning of the period	—	(6.3)	31.2	24.9

Cash and cash equivalents at the end of the period	$—	$(5.4)	$48.7	$43.3

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Condensed Consolidated Balance Sheets
Three months ended March 25, 2005

	Restated

	March 25,	December 27,
	2005	2004
(in millions of dollars)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$65.8	$79.8
Accounts receivable, net	266.0	320.1
Inventories, net
Raw materials and supplies	24.8	24.7
Work in process	6.7	5.8
Finished products	150.6	142.0

	182.1	172.5
Deferred income taxes	11.0	11.0
Other current assets	27.2	19.9

Total current assets	552.1	603.3
Property, plant and equipment
Land and improvements	13.3	13.2
Buildings and improvements to leaseholds	118.4	117.8
Machinery and equipment	354.6	346.5
Construction in progress	6.7	15.0

	493.0	492.5
Less accumulated depreciation	335.8	334.8

Property, plant and equipment, net	157.2	157.7
Intangibles resulting from business acquisitions, net	117.1	117.6
Prepaid pension expense	86.8	87.1
Other assets	6.2	3.9

Total assets	$919.4	$969.6

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable to banks	$0.3	$0.1
Accounts payable	100.3	120.6
Accrued income taxes due to Parent	2.3	19.6
Accrued customer programs	71.3	81.6
Accrued compensation, restructuring and other liabilities	62.5	108.2

Total current liabilities	236.7	330.1
Postretirement and other liabilities	36.6	42.9
Deferred income taxes	40.3	30.5

Total liabilities	313.6	403.5
Stockholders’ equity
Common stock, par value $1 per share, 53,476 shares authorized, issued and outstanding at March 25, 2005 and December 27, 2004	0.1	0.1
Parent company investment	(254.3)	(278.3)
Paid-in capital	1,835.1	1,835.1
Accumulated other comprehensive income	18.2	15.9
Accumulated deficit	(993.3)	(1,006.7)

Total stockholders’ equity	605.8	566.1

Total liabilities and stockholders’ equity	$919.4	$969.6

See notes to condensed consolidated financial statements.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Condensed Consolidated Statements of Income
Three months ended March 25, 2005

	Three months ended
	March 25,
	(Unaudited)

	2005	2004
(in millions of dollars, except per share data)
Net sales	$275.2	$270.9

Cost of products sold	168.5	169.8
Advertising, selling, general and administrative expenses	82.5	84.6
Amortization of intangibles	0.6	0.3
Restructuring charges	—	2.6
Interest expense, including allocation from Parent	2.1	2.2
Other (income) expense, net	1.2	0.3

Income before income taxes	20.3	11.1
Income taxes	9.8	2.5

Net income	$10.5	$8.6

Basic earnings per common share	$196	$161

Unaudited pro forma earnings per common share (Note 11)
Basic	$0.15

Diluted	$0.14

See notes to condensed consolidated financial statements.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Condensed Consolidated Statement of Cash Flows
Three months ended March 25, 2005

	Three months ended
	March 25,
	(Unaudited)

	2005	2004
(in millions of dollars)
Net cash used in operating activities	(34.2)	(2.0)
Investing activities
Additions to property, plant and equipment	(5.1)	(5.0)
Other investing activities	0.4	1.3

Net cash used by investing activities	(4.7)	(3.7)
Financing activities
Intercompany financing	23.7	7.6
Other financing activities	0.2	(1.6)

Net cash provided by financing activities	23.9	6.0
Effect of foreign exchange rate changes on cash	1.0	5.3

Net (decrease) increase in cash and cash equivalents	(14.0)	5.6
Cash and cash equivalents
Beginning of year	79.8	60.5

End of period	$65.8	$66.1

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements
Three months ended March 25, 2005

1.	Basis of Presentation
The condensed consolidated balance sheet as of March 25, 2005, the related condensed consolidated statements of income for the three months ended March 25, 2005 and 2004, and the related condensed consolidated statements of cash flows for the three months ended March 25, 2005 and 2004 are unaudited. In the opinion of management, all adjustments consisting of only normal recurring adjustments necessary for a fair presentation of the financial statements have been included. Interim results may not be indicative of results for a full year.
The condensed consolidated financial statements and notes and do not contain certain information included in our annual consolidated financial statements and notes. The year-end condensed consolidated balance sheet was derived from the audited financial statements, but does not include all disclosures required by generally accepted accounting principles. These interim statements should be read in conjunction with the consolidated financial statements and notes in the 2004 audited historical financial statements.

1A.	Restatement of Previously Issued Consolidated Financial Statements
The company has restated its previously issued financial statements for 2002 through 2004 and the first three quarters of 2005 to correct certain errors which arose from 1) the failure to properly record, in its initial adoption of SFAS No. 109, certain deferred income tax assets and liabilities related to intangible assets acquired before 1993, 2) incomplete reconciliations which resulted in errors in income tax and other related balance sheet accounts and 3) an error to the 2002 income tax provision, specifically the failure to provide valuation allowances against certain deferred tax assets established as a result of asset impairments. The company restated previously issued financial information for the years ended December 27, 2004, 2003 and 2002, and three months ended March 25, 2005 and 2004, by filing a Form 8K. The company’s previously reported quarterly information in its Form 10Q for the quarter ended June 25, 2005 and Form 10-Q/A Amendment No. 1 for the quarter ended September 30, 2005 will be restated promptly by filing a Form 10-Q/A.
As a result of the restatement, stockholders’ equity as of both March 25, 2005 and December 27, 2004 decreased approximately $51 million, with an offsetting increase of approximately $51 to net tax liabilities. The restatement did not impact the consolidated statements of income or cash flows for the quarters ended March 25, 2005 and 2004.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

The following is a summary of the impact of the restatement on the previously filed consolidated balance sheets at March 25, 2005 and December 27, 2004.
Consolidated Balance Sheets at March 25, 2005 and December 27, 2004

	March 25, 2005		December 27, 2004

	As Previously	As	As Previously	As
	Reported	Restated	Reported	Restated
(in millions, except shares)
Assets
Current assets
Cash and equivalents	$65.8	$65.8	$79.8	$79.8
Accounts and other current receivables	266.0	266.0	320.1	320.1
Inventories, net	182.1	182.1	172.5	172.5
Deferred income taxes	4.2	11.0	4.2	11.0
Income taxes receivable	3.0	—	—	—
Other current assets	27.2	27.2	19.9	19.9

Total current assets	548.3	552.1	596.5	603.3
Property, plant and equipment, net	157.2	157.2	157.7	157.7
Deferred income taxes	11.9	—	21.7	—
Intangible assets	117.1	117.1	117.6	117.6
Other assets	93.0	93.0	91.0	91.0

Total assets	$927.5	$919.4	$984.5	$969.6

Liabilities
Current liabilities
Notes payable to bank	$0.3	$0.3	$0.1	$0.1
Accounts payable and accrued liabilities	234.1	234.1	310.4	310.4
Accrued income taxes payable to Parent	—	2.3	14.3	19.6

Total current liabilities	234.4	236.7	324.8	330.1
Deferred income taxes	—	40.3	—	30.5
Other long-term liabilities	36.6	36.6	42.9	42.9

Total liabilities	271.0	313.6	367.7	403.5
Stockholders’ equity
Common stock, $1 par value	0.1	0.1	0.1	0.1
Paid-in capital	1,835.1	1,835.1	1,835.1	1,835.1
Parent company investment	(245.5)	(254.3)	(269.5)	(278.3)
Accumulated other comprehensive loss	18.2	18.2	15.9	15.9
Accumulated deficit	(951.4)	(993.3)	(964.8)	(1,006.7)

Total stockholders’ equity	656.5	605.8	616.8	566.1

Total liabilities and stockholders’ equity	$927.5	$919.4	$984.5	$969.6

2.	Stock Based Compensation
As a subsidiary of Fortune Brands, the “Parent”, ACCO World Corporation, the “Company” has no employee stock option plan; however, certain employees of the Company have been granted stock options and performance awards under the incentive plans of the Parent, including the 1999 and 2003 Long-Term Incentive Plans.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

The Company applies APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its stock plans as allowed under SFAS Statement No. 148. Had compensation cost for the fixed stock options granted during the three months ended March 25, 2005 and 2004 been determined consistent with SFAS 148, pro forma net income and earnings per common share of the Company would have been as follows:

	Three months
	ended
	March 25,

	2005	2004
(in millions of dollars, except per share data)
Net income — as reported	$10.5	$8.6
Add: Stock based employee compensation (performance awards) included in reported net income, net of tax	0.1	0.1
Deduct: Total stock based employee compensation (stock options and performance awards) determined under the fair-value based method for all awards, net of tax	(1.1)	(0.9)

Pro forma net income	$9.5	$7.8

Pro forma net earnings per share	$178	$146

3.	Spin-off of the Company and Pending Acquisition
The Parent announced on March 16, 2005 that they would spin-off to their shareholders its ACCO World Corporation office products unit, and that ACCO would merge with General Binding Corporation (GBC) to create the world’s largest supplier of branded office products. The transaction, which was unanimously approved by the boards of directors of the Parent and GBC, will be tax-free to U.S. shareholders of both companies. ACCO Brands Corporation, the proposed name of the new company, plans to seek listing on the New York Stock Exchange. The spin-off and merger are subject to regulatory approvals and other customary closing conditions. The merger is also subject to approval by GBC shareholders. GBC’s majority shareholder has agreed to vote for the merger. This transaction is expected to be completed in the summer of 2005.
Immediately prior to the spin-off from Fortune Brands, the Company will declare a dividend of $625.0 million to the shareholders.

4.	Parent Company Investment
Certain services were provided to the Company by the Parent. Executive compensation and consulting expenses which were paid by the Parent on behalf of the Company have been allocated based on actual direct costs incurred. Where specific identification of expenses was not practicable, the cost of such services was allocated based on the most relevant allocation method to the service provided. Costs for the most significant of these services, legal and internal audit, were allocated to the Company based on the relative percentage of net sales and total assets, respectively, of the Company to the Parent. The cost of all other services have been allocated to the Company based on the most relevant allocation method to the service provided, either net sales of the Company as a percentage of net sales of the Parent, total assets of the Company as a percentage total assets of the Parent, or headcount of the Company as a percentage of headcount of the Parent. Total expenses allocated to the Company were $0.7 million and $2.5 million for the three months ended March 25, 2005 and 2004, respectively.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

In addition, interest expenses associated with the Parent’s outstanding debt have been allocated to the Company based upon average net assets of the Company as a percentage of average net assets plus average consolidated debt not attributable to other operations of the Parent. The Company believes this method of allocating interest expense produces reasonable results because average net assets is a significant factor in determining the amount of parent company borrowings. No debt has been allocated by the Parent to the Company’s balance sheet. Total interest expense allocated to the Company was $2.7 million and $2.5 million for the three months ended March 25, 2005 and 2004, respectively.

5.	Pension and Other Retiree Benefits
The components of net periodic benefit cost for pension and postretirement benefits for the three months ended March 25, 2005 and 2004 are as follows:

	Three months ended March 25,

	Pension		Postretirement
	Benefits		Benefits

	2005	2004	2005	2004
(in millions of dollars)
Service cost	$2.0	$1.8	$—	$—
Interest cost	4.6	4.4	0.2	0.2
Expected return on plan assets	(6.1)	(5.6)	—	—
Amortization of prior service cost	0.3	0.2	—	—
Amortization of net loss (gain)	1.2	1.1	(0.2)	(0.2)
Curtailment (gain)/loss	—	0.1	—	(0.1)

Net periodic benefit cost (income)	$2.0	$2.0	$—	$(0.1)

The Company expects to contribute $5.0 million to its pension plans in 2005.

6.	Product Warranties
The Company offers its customers various warranty terms based on the type of product that is sold. Warranty expense is generally recorded at the time of sale.

	2005	2004
(in millions of dollars)
Reserve balance as of year end	$(2.7)	$(1.2)
Provision for warranties issued	(0.9)	(0.4)
Settlements made (in cash or in kind)	0.9	0.4

Reserve balance as of March 25	$(2.7)	$(1.2)

7.	Income Taxes
During the first quarter the company recorded tax expense of $2.6 million related to foreign earnings no longer considered permanently reinvested. Of this charge, $1.2 million is associated with foreign earnings repatriation under the provisions of the American Jobs Creation Act of 2004. As a result the company reported a 48% effective tax rate as of March 25, 2005.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

8.  Restructuring Charges
On April 19, 2001, the Company announced that as a result of its evaluation of strategic options, it would immediately begin implementing a plan designed to improve both financial results and the long-term value of the business.
Reconciliation of the restructuring liability as of March 25, 2005 is as follows:

	Balance at				Balance at
	December 27,	2005	Cash	Non-Cash	March 25,
	2004	Provision	Expenditures	Write-Offs	2005
(in millions of dollars)
Rationalization of operations
Employee termination costs	$0.2	—	$(0.1)	$—	$0.1
International distribution and lease agreements	2.7	—	—	(0.1)	2.6

	$2.9	$—	$(.1)	$(.1)	$2.7

9.  Information on Business Segments
Net sales for the three months ended March 31, 2005 by segment are as follows:

	Three months
	ended
	March 25,

	2005	2004
(in millions of dollars)
ACCO U.S.	$123.5	$120.0
ACCO Europe	92.8	92.9
Trading Companies	44.7	43.9
Day-Timers	14.2	14.1

	$275.2	$270.9

Operating income is as follows:

	Three months
	ended
	March 25,

	2005	2004
(in millions of dollars)
ACCO U.S.	$8.8	$1.4
ACCO Europe	10.5	9.2
Trading Companies	6.6	6.5
Day-Timers	0.3	(0.1)
Corporate expenses	(2.6)	(3.4)

	$23.6	$13.6

Interest expense	2.1	2.2
Other (income) expense	1.2	0.3

Income before taxes	$20.3	$11.1

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

10.  Earnings per Share
Basic earnings per common share are based on the weighted-average number of common shares outstanding in each year. A dual presentation of basic and diluted earnings per share is not required due to the lack of potentially dilutive securities under the Company’s simple capital structure.
The computation of basic earnings per common share for “Net Income” is as follows:

	Three months
	ended
	March 25,

(in millions of dollars, except share and	2005	2004
per share amounts)
Net income	$10.5	$8.6

Weighted average number of common shares outstanding	53,476	53,476

Basic earnings per common share	$196	$161

11.  Unaudited Pro Forma Earnings per Share
The pending transaction discussed in Note 3 will significantly impact the capital structure of the Company. Immediately prior to the spin-off from Fortune Brands, the Company will pay a dividend of $625.0 million to its shareholders. Upon spin-off, the total shares outstanding of the Company will increase significantly — it is estimated that for every 4.6 shares outstanding of Fortune Brands stock, 1 share of ACCO Brands, the post-spin company, will be issued to shareholders of the Parent. In addition, outstanding unvested stock options held by employees of the Company will be converted from Fortune Brands stock options to ACCO Brands stock options.
Pro-forma earnings per share as of March 25, 2005 for ACCO Brands is as follows:

2005
(in millions, except per share data)
Net Income, as reported	$10.5
Less: Pro-forma interest expense(1)	(5.9)

Pro-forma net income	$4.6
Pro-forma common shares outstanding — basic	35.0
Exercise of stock options(2)	0.5

Pro-forma common shares outstanding — diluted	35.5
Basic pro-forma earnings per share	$0.13

Diluted pro-forma earnings per share	$0.13

(1)	Pro-forma interest expense ($9.0 million) is calculated based upon assumed financing of the company of $625.0 million to fund the dividend payable to the shareholders at an interest rate of 5.75%, net of tax of $3.1 million.

(2)	Assumes that pro-forma outstanding common shares were increased by shares of those unvested stock options in the Parent company stock, for which market price of the Parent exceeds exercise price of the option, less shares which could have been purchased by the Company with related proceeds. This amount is them multiplied by the estimated 4.6 ratio of Parent company shares to ACCO Brands shares upon spin-off to arrive at the pro-forma dilutive impact of unvested stock options at year-end.
12.  Other Comprehensive Income (Loss)
Total comprehensive income (loss) recognized during the three months ended March 25, 2005 and 2004 was $2.3 million and $11.3 million, respectively.